UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017 (April 7, 2017)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Altisource Portfolio Solutions S.A. (the “Company”) approved a Long-Term Equity Incentive Program (the “Program”) for key executives and employees of the Company, including the Company’s named executive officers. The Program was developed in consultation with the Committee’s independent executive compensation consultant, Exequity, LLP, and provides for grants of equity awards designed to provide these executives and employees with market-competitive long-term incentive opportunities that align their performance with the interests of our shareholders and assist in their retention.

The new equity awards were issued pursuant to our 2009 Equity Incentive Plan (the “2009 Plan”) and consist of a mix of stock options with performance-based vesting requirements and restricted shares with both performance-based and service-based vesting requirements.

Equity awards were made to our named executive officers on April 7, 2017 (the “Grant Date”), as follows:

	2017 Performance-Based Restricted Shares(1)		2017 Performance-Based Stock Options(2)		Service Revenue Stock Options(2)(5)	Service-Based Restricted Shares
	Adjusted Pre-Tax Income(3)	Diversified Revenue(4)	Adjusted Pre-Tax Income(3)	Diversified Revenue(4)
William B. Shepro Chief Executive Officer	6,463	6,463	10,594	10,593	20,303	12,927
Kevin J. Wilcox Chief Administration and Risk Officer	1,508	1,508	3,461	3,460	2,842	3,016
Michelle D. Esterman Chief Financial Officer	904	905	2,076	2,076	1,706	1,810
Joseph A. Davila President, Servicer Solutions	754	754	1,731	1,730	1,421	1,508
Gregory J. Ritts General Counsel	754	754	1,731	1,730	1,421	1,508

(1) Represents the target amounts of restricted shares granted. Each participant has the opportunity to vest in up to 150% of the target amount based on pre-determined performance levels.
(2) Represents the target amounts of options granted. Each participant has the opportunity to vest in up to 150% of the target amount based on pre-determined performance levels. The exercise price for the stock options is $39.13, the closing price of our common stock on the Grant Date.
(3) Represents restricted shares/stock options that are scheduled to vest based upon the level of Adjusted Pre-Tax Income achieved by the Company in 2017, as further described below.
(4) Represents restricted shares/stock options scheduled to vest based upon the level of Diversified Revenue achieved in 2017, as further described below and in the applicable award agreements. For all named executive officers other than Mr. Davila, these restricted shares/stock options will vest based on Consolidated Diversified Revenue (as such term is defined in their award agreements). For Mr. Davila, these restricted shares/stock options will vest based on Diversified Revenue applicable to the Servicer Solutions Business (as such term is defined in his award agreements).
(5) Represents stock options scheduled to vest based on attaining a service revenue threshold in a calendar year during the period from 2017 through 2021, as further described below and in the applicable award agreements.

The 2017 Performance-Based Restricted Shares and the 2017 Performance-Based Stock Options are scheduled to vest based upon the Company’s achievement against (i) Company Adjusted Pre-Tax Income for 2017 and (ii) Diversified Revenue for 2017 (each as defined in the applicable award agreement and hereafter collectively referred to as the “2017 Performance Criteria”). Following the end of calendar year 2017, the Committee will confirm the Company’s level of achievement against the 2017 Performance Criteria and the percentage of 2017 Performance-Based Restricted Shares and 2017 Performance-Based Stock Options eligible for vesting based on the pre-determined levels of performance. If the Company’s performance against the applicable objective(s) is below a threshold level, no 2017 Performance-Based Restricted Shares or 2017 Performance-Based Stock Options related to the applicable objective(s) shall be eligible to vest. If the Company’s performance against the applicable objective(s) falls between pre-determined levels of performance, the percentage of 2017 Performance-Based Restricted Shares and 2017 Performance-Based Stock Options eligible for vesting related to the applicable objective(s) will be determined using linear interpolation for performance that falls between such pre-determined levels. One third (1/3) of the 2017 Performance-Based Restricted Shares and one third

(1/3) of the 2017 Performance-Based Stock Options that are eligible for vesting will then vest on each anniversary of the Grant Date (April 7, 2018, April 7, 2019 and April 7, 2020), subject to continued employment except as otherwise set forth in the award agreements. 2017 Performance-Based Restricted Shares and 2017 Performance-Based Stock Options that are determined not to be eligible for vesting will be cancelled.

The Service Revenue Stock Options are scheduled to vest based on attaining a Company service revenue threshold in a calendar year during the period from 2017 through 2021. If the Company achieves $1.5 billion of service revenue in a calendar year prior to 2021, one hundred and fifty percent (150%) of the target amount of Service Revenue Stock Options shall vest on the anniversary of the Grant Date that immediately follows the calendar year in which such target amount was achieved. To the extent the Company does not achieve $1.5 billion of service revenue in a calendar year prior to 2021, the Committee will determine the percentage of Service Revenue Stock Options eligible for vesting based on the Company’s 2021 levels of performance defined in the applicable award agreement. If the Company’s performance is below a threshold level, no Service Revenue Stock Options shall be eligible to vest. If the Company’s performance falls between pre-determined levels of performance, the percentage of Service Revenue Stock Options eligible for vesting will be determined using linear interpolation for performance that falls between such pre-determined levels. Service Revenue Stock Options that are eligible for vesting based on 2021 pre-determined levels of performance will then vest on the fifth anniversary of the Grant Date (April 7, 2022), subject to continued employment except as otherwise set forth in the applicable award agreement. Service Revenue Stock Options that are determined not to be eligible for vesting will be cancelled.

The Service-Based Restricted Shares are scheduled to vest in three installments on the first, second and third anniversaries of the Grant Date (April 7, 2018, April 7, 2019 and April 7, 2020).

The award agreements contain customary provisions addressing the treatment of awards upon various types of termination of employment as well as vesting upon a Change of Control.

The foregoing description of the restricted stock and stock option awards does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the award agreements to be entered into with each of our named executive officers, forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated by reference herein.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the applicable award agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Non-Qualified Stock Option Award Agreement (2017 Performance-Based Stock Options)
Exhibit 10.2	Form of Non-Qualified Stock Option Award Agreement (Service Revenue Stock Options)
Exhibit 10.3	Form of Restricted Stock Award Agreement (2017 Performance-Based Restricted Shares)
Exhibit 10.4	Form of Restricted Stock Award Agreement (Service-Based Restricted Shares)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2017

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer